UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 4, 2010
Date of Report (date of earliest event reported)

MICROFLUIDICS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 0-11625

DELAWARE	04-2793022
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30 Ossippe Road, Newton, MA	02464
(Address of Principal Executive Offices)	(Zip Code)

(617) 969-5452
(Registrant's Telephone No., including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
Option Grants to Named Executive Officers

On January 4, 2010 (the “Grant Date”), Microfluidics International Corporation (the “Company”) granted incentive stock options under and pursuant to the terms of the Company’s 2006 Stock Plan and form of employee stock option agreement to the following named executive officers:

Named Executive Officer	Options
Michael C. Ferrara Chief Executive Officer	75,000
Peter Byczko Vice President of Finance and Chief Accounting Officer	40,000
William J. Conroy Sr. Vice President Operations and Engineering	30,000

The exercise price of each of the options was the closing price on the Grant Date of the Company’s common stock as reported on the OTC Bulletin Board, which was $0.90 per share.  The options vest as to one-fourth of the shares underlying the option on the first anniversary of the Grant Date and one-fourth on each of the second, third and fourth anniversary of the Grant Date, vesting in full on January 4, 2014.  The term of the incentive stock option is ten years from the Grant Date.  Mr. Ferrara’s options immediately accelerate upon a “change of control” as defined in the 2006 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICROFLUIDICS INTERNATIONAL CORPORATION
(Registrant)

January 7, 2010
By: /s/ Peter Byczko
Peter Byczko
Vice President of Finance and Chief Accounting Officer